EXHIBIT (d)(v)
  CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

                         BOULDER TOTAL RETURN FUND, INC.

                 CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:


The undersigned hereby certifies to the Subscription Agent that it is a broker-dealer registered with the Securities and Exchange Commission, commercial bank or trust company, securities depository or participant therein, or nominee therefore, holding of record __________ shares of Common Stock, par value $.01 per share (the "Common Stock"), of Boulder Total Return Fund, Inc. (the "Fund") on behalf of ______________ beneficial owners as of the close of business on June 20, 2003, the Record Date for the offering by the Fund of 3,150,000 shares of Common Stock pursuant to transferable subscription rights (the "Rights") distributed to record holders of shares of Common Stock, all as described in a Prospectus dated June 20, 2003 (the "Prospectus"), a copy of which the undersigned has received. One Right was distributed for each full share of Common Stock held of record as of the close of business on the Record Date; the number of rights issued to each record holder was rounded up to the nearest number evenly divisible by three, and each beneficial owner of Common Stock on the Record Date is entitled to have the number of Rights issued in respect of the shares of Common Stock beneficially owned by it rounded up to the nearest number evenly divisible by three.

The undersigned further certifies that (A) _______________ beneficial owners on whose behalf it held, as of the close of business on the Record Date, _______________ shares of Common Stock registered in the name of the undersigned are each entitled to ONE additional Right in accordance with the foregoing, and
(B) ______________beneficial owners on whose behalf it held, as of the close of business on the Record Date, _____________ shares of Common Stock registered in the name of the undersigned are each entitled to TWO additional Rights in accordance with the foregoing. Accordingly, the undersigned requests that, upon surrender of its Subscription Certificate evidencing ______ Rights, a Subscription Certificate evidencing Rights (including additional Rights for rounding as detailed above*) be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Fund or its designee with such additional information as the Fund deems necessary to verify the foregoing.


Date:


______________________________________________
Name of Record Holder

By:  __________________________________________
Name:    ______________________________________
Title:   ______________________________________
Address:  _____________________________________


Telephone:   ___________________________________
Fax:     _______________________________________

________________________________________________
DTC Participant Number






*The number of additional Rights should be equal to (A) + 2 x (B)